Exhibit 99.1

GENIUS BRANDS INTERNATIONAL COMPLETES STRATEGIC ACQUISITION OF

CHIZCOMM LTD. AND CHIZCOMM BEACON MEDIA

Representing Over $100 Million Dollars in Annual Media Spend

BEVERLY HILLS, Calif., February 2, 2021-- Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, today announced it has completed the previously announced acquisition of ChizComm Ltd., a leading North American marketing and media agency, as well as ChizComm Beacon Media, its best-in-class media research, planning and buying division.

“The completion of this transformative acquisition is a huge milestone in the growth of Genius Brands, and we have already begun to realize immediate synergies. In particular, ChizComm represents more than 30 major toy companies and some of the most powerful and iconic brands in the children’s and family media and toy industries, including among them Bandai America, Funko, and The Topps Company. We look forward to leveraging their expertise in media planning and buying, as well as their deep industry relationships, as we accelerate our rollout strategy for Kartoon Channel!” stated Genius Brands’ Chairman & CEO Andy Heyward. “Further to the above, we have benefitted from their prowess as both a marketing and media agency, including ongoing contributions to our upcoming launch of Stan Lee’s Superhero Kindergarten, as well as the marketing of our digital network, Kartoon Channel! In addition to the operational synergies, they bring a strong platform for growth, as the largest purchaser of children’s media across both traditional and digital platforms in North America placing more than $100 million in annual media spend, the net commissions on which aggregates to our revenue line. ChizComm Beacon Media has consistently been ranked the largest media buyer within the Kids 2-11 age group, representing over 33% of total Gross Rating Points (GRPs).  Simply put, they buy more commercials on television, digital, and online than any other company in this space.”

“We are honored to join the Genius Brands’ family under the leadership of Andy Heyward, a true industry pioneer and visionary. Through the combination of our two organizations, we believe we can unlock the full potential of ChizComm and drive immediate value supporting the growth of Genius Brands’ amazing content portfolio, distribution platform, and retail business,” said Harold Chizick, ChizComm CEO and Co-Founder.

The company’s unique purchasing power and extensive media relationships across networks, including Viacom, Warner Media, Disney, YouTube and other digital platforms, offer clients an unmatched competitive advantage and access to audiences of all ages.

As previously announced, ChizComm Ltd and ChizComm Beacon Media will continue to operate as independent subsidiaries of Genius Brands, under the leadership of Harold Chizick as CEO, Jennifer Chizick as COO, Donna MacNeil as President, and Kathleen Campisano as ChizComm Global CMO and GM of ChizComm Beacon Media.

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About ChizComm

ChizComm is a full-service marketing and communications agency, specializing in the strategic planning and execution of public relations, digital marketing, social media, and creative services. Through its ChizComm Beacon Media division, ChizComm offers media research, planning, and buying services. The company is the largest purchaser of children’s media across traditional and emerging platforms (including TV, OTT, VOD, OLV, Social and Digital Media). Focused on cultivating long-lasting, impactful connections between consumers and brands across a diverse range of industries including consumer products, entertainment, gaming, lifestyle and technology. ChizComm's integrated expertise brings the voice of brands to the forefront and makes them part of influential consumer conversation.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club, and the recently announced SHAQ’S GARAGE produced in association with Shaquille O’Neal and Authentic Brands Group. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple iOs, Apple TV, Roku, Amazon Fire and more.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to realize the anticipated benefits of the acquisition; the potential issuance of a significant number of shares to our warrant holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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GENIUS BRANDS INTERNATIONAL INVESTOR RELATIONS CONTACT:
T: 844-589-8760 ir@gnusbrands.com

CHIZCOMM LTD CONTACT:
T: 647-992-3561 hchizick@chizcomm.com

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